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                                                                  EXHIBIT (99.2)



                               ITEM 7 INFORMATION



     Goldman Sachs & Co. is a broker or dealer registered under Section 15 of the Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.



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